UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2016

WESTBURY BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35871	46-1834307
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 South Main Street, West Bend, Wisconsin	53095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (262) 334-5563

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 20, 2016, the Board of Directors of Westbury Bancorp, Inc. (the “Company”) reviewed the $2.75 million purchase in 2015 of a strip center which houses one of the Bank’s branch offices from Ziegler-Bence Development, a real estate development and management company of which Director J.J. Ziegler is a partner. As a result, the Company determined that Director Ziegler no longer qualifies as an independent director of the Company as defined under applicable NASDAQ rules.
Director Ziegler is a member of the Company’s Nominating and Corporate Governance Committee. The Board has determined that, because the purchase was carried out on an arm’s length basis and because of Director Ziegler’s experience and qualifications, it is in the best interests of stockholders that Mr. Ziegler remains a member of such committee. Accordingly, under these exceptional and limited circumstances, the Board has determined under NASDAQ Rule 5605(e)(3) that Mr. Ziegler may continue to serve on the Nominating and Corporate Governance Committee until June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTBURY BANCORP, INC.
DATE: January 26, 2016	By:	/s/ Kirk J. Emerich
Kirk J. Emerich Executive Vice President and Chief Financial Officer

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